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                                                                    Exhibit 99.2

TWEETER HOME ENTERTAINMENT GROUP REPORTS RESULTS FOR ITS SECOND FISCAL QUARTER ENDED MARCH 31, 2004

CANTON, MA, April 27, 2004 -- Tweeter Home Entertainment Group, Inc. (Nasdaq:
TWTR) announced its earnings results for the second fiscal quarter ended March 31, 2004.

For the quarter ended March 31, 2004, total revenue increased 4% to $189 million from $182 million in the same period last year while comparable store sales increased 3%. Net loss for the quarter was $4.6 million or $0.19 per share, inclusive of a pretax non-cash compensation charge of $5.0 million for warrants issued to RetailMasters, LLC. This compares to a net loss of $2.5 million or $0.10 per share for the same period last year. Excluding the non-cash compensation charge, net loss per share was $0.06.

Excluding the non-cash compensation charge, the operating loss for the quarter was $2.2 million, compared to an operating loss of $3.3 million last year. As a percentage of revenue, the operating loss was (1.2) % compared to an operating loss of (1.8) % last year. This was primarily due to a 70 basis point decrease in gross margin, a 170 basis point decrease in selling expenses and a 30 basis point increase in corporate expenses. Please note that comparisons discussed in this release relating to cost of sales and selling expenses are before the quarterly effect of the EITF 02-16 reclassification of $8.2 million.

The decline in gross margin is attributable to both an increase in the mix and decrease in the margin rate of television products, a fact that we have been communicating for several quarters. The decrease in selling expenses as a percent of sales is primarily the result of declines in net advertising expenses, bank service charges, occupancy costs, insurance expenses and a 20 basis point decrease in store level payroll, resulting from the change in product mix. The $6.0 million increase in corporate expenses and non-cash compensation charge is mainly attributable to $5.0 million in warrants issued to RetailMasters, LLC, as well as a 60 basis point increase related to other consulting and professional services fees. This was offset to some degree by decreases in corporate utility and corporate travel expense.

Joe McGuire, Chief Financial Officer, said, "We are very pleased with our progress managing expenses. On a modestly positive comp we were able to leverage selling expenses by 170 basis points year over year. On corporate expenses, the gross shows a 290 basis point increase, but 60 basis points of the increase is directly related to consulting fees and 260 basis points is related to the non-cash compensation charge. Absent the non-cash compensation charge and those consulting expenses, our corporate line would have delivered 30 basis points of leverage as well."

"We are also pleased with the progress being made on our supply chain, inventory management and cash conversion cycle initiatives. We reduced our cash conversion cycle days by 7 year over year, with the largest contributor being a reduction in days of inventory from 108 a year ago to 98 at the end of March. Net inventory at quarter end was $124 million, compared to the year earlier inventory ending level of $144 million. This results in a 35 basis point improvement in turns year over year, and we still expect to finish the fiscal year with turns above 4 times. Discontinued inventory held steady at 10% of total inventory and the amount of disco over 180 days declined to 33% of total disco, down from 49% at the end of September. Our in-stocks for the quarter ran on average at 87%, a continued improvement over the December and September quarters. Our expectation is that supply chain initiatives, a key corporate program for fiscal 2004, will continue to improve our cash conversion cycle."

Jeffrey Stone, President and CEO, commented, "Our expectation for comparable store sales for the June 2004 quarter is between flat and up 4%, as our stores are up against a negative 10% comp for the June quarter last year.

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As a result, we are anticipating quarterly revenues in the range of $171 to $178 million, with earnings per share ranging from negative $0.12 to negative $0.16.

Stone concluded, "Although our bottom line performance for the second quarter does not speak to our progress, we feel that we are making substantial improvements in many facets of the business. We will speak to this more specifically in our conference call later this morning."

Readers are reminded that the Tweeter Home Entertainment Group income statement, which follows this press release, contains a reclassification entry between selling expenses and cost of sales as a result of EITF 02-16, "Accounting by a Customer for Certain Considerations Received from a Vendor". We reclassified $8.2 million for the quarter ended March 31, 2004 of co-operative advertising credits and allowances from vendors, increasing selling expenses and decreasing cost of sales. There is not a corresponding entry for the comparative period, so readers must bear this in mind as they compare the selling expense and cost of sales line items between periods.

Tweeter Home Entertainment Group, Inc. (Nasdaq: TWTR) was founded in 1972 by current Chairman Sandy Bloomberg. Based in Canton, Massachusetts, the company is a national specialty consumer electronics retailer providing audio and video solutions for the home and car. Tweeter has the expertise to explain it all, deliver it all, and install it all so that its customers can "Just Sit Back and Enjoy".

The company's fiscal 2003 revenues were $787 million. Tweeter has been named a "Consumer Electronics Retailer of the Year" by Audio-Video International every year since 1979 and was named one of the "100 Fastest Growing Companies" by Fortune in 2002. Tweeter Home Entertainment Group, Inc. now operates 175 stores under the Tweeter, HiFi Buys, Sound Advice, Bang & Olufsen, Electronic Interiors, Showcase Home Entertainment and Hillcrest High Fidelity names in the New England, Texas, Southern California, Mid-Atlantic, Chicago, Southeast, Florida and Phoenix markets. The company employs more than 3,600 associates.

Further information on the Tweeter Home Entertainment Group can be found on the company's web sites at www.twtr.com and www.tweeter.com.

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             TWEETER HOME ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                       THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                                            MARCH 31,                           MARCH 31,
                                                                  -----------------------------       ---------------------------
                                                                      2003              2004              2003            2004
                                                                  -----------       -----------       -----------     -----------
Total revenue...........................................          $   181,971       $   189,274       $   431,620     $   444,513
Cost of sales...........................................              117,296           115,189           279,930         273,659
                                                                  -----------       -----------       -----------     -----------
     Gross profit.......................................               64,675            74,085           151,690         170,854
Selling expenses........................................               57,287            64,684           123,744         140,716
Corporate, general and administrative expenses..........               10,528            11,311            21,913          23,074
Non-cash compensation charge............................                    -             5,144                 -           5,279
Amortization of intangibles.............................                  170               170               340             340
                                                                  -----------       -----------       -----------     -----------
Income (loss) from operations...........................               (3,310)           (7,224)            5,693           1,445
Income from equity investments..........................                   46               182               103             454
Interest expense, net...................................                 (834)             (552)           (1,221)           (981)
                                                                  -----------       -----------       -----------     -----------
Income (loss) before income taxes.......................               (4,098)           (7,594)            4,575             918
Income tax expense (benefit)............................               (1,637)           (3,038)            1,832             367
                                                                  -----------       -----------       -----------     -----------
Net income (loss).......................................          $    (2,461)      $    (4,556)      $     2,743     $       551
                                                                  ===========       ===========       ===========     ===========

                                                                  -----------       -----------       -----------     -----------
Basic earnings (loss) per share.........................          $     (0.10)      $     (0.19)      $      0.12     $      0.02
                                                                  ===========       ===========       ===========     ===========

                                                                  -----------       -----------       -----------     -----------
Diluted earnings (loss) per share.......................          $     (0.10)      $     (0.19)      $      0.12     $      0.02
                                                                  ===========       ===========       ===========     ===========
Weighted average shares outstanding
   Basic................................................           23,596,396        24,107,171        23,580,726      24,014,632
   Diluted..............................................           23,596,396        24,107,171        23,763,801      24,824,514

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             TWEETER HOME ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                   SEPTEMBER 30,       MARCH 31,
                                                                                       2003              2004
                                                                                   -------------     ------------
                                                                                                      (UNAUDITED)
ASSETS
CURRENT ASSETS:
           Cash and cash equivalents..........................................     $      1,850      $      1,317
           Accounts receivable, net...........................................           18,264            19,747
           Inventory..........................................................          117,569           123,951
           Other current assets...............................................           32,869            23,533
                                                                                   ------------      ------------
                Total current assets..........................................          170,552           168,548
Property and Equipment, Net...................................................          126,221           124,376
Long-Term Investments.........................................................            2,113             2,033
Other Assets, Net.............................................................            7,623             6,290
Goodwill/Intangibles, Net.....................................................            1,927             1,587
                                                                                   ------------      ------------
                TOTAL.........................................................     $    308,436      $    302,834
                                                                                   ============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
           Current portion of long-term debt..................................     $      7,365      $      3,368
           Accounts payable, accrued expenses and other current liabilities...           76,613            69,225
                                                                                   ------------      ------------
                Total current liabilities.....................................           83,978            72,593
                                                                                   ------------      ------------
LONG-TERM DEBT:
           Long-term debt.....................................................           48,267            46,937
OTHER LONG-TERM LIABILITIES...................................................           11,155            10,721
                                                                                   ------------      ------------
                Total liabilities.............................................          143,400           130,251
                                                                                   ------------      ------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY..........................................................          165,036           172,583
                                                                                   ------------      ------------
                TOTAL.........................................................     $    308,436      $    302,834
                                                                                   ============      ============

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             TWEETER HOME ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                            SIX MONTHS ENDED
                                                                                                MARCH 31,
                                                                                        --------------------------
                                                                                          2003              2004
                                                                                        --------          --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income....................................................................        $  2,743          $    551
  Adjustments to reconcile net income to net cash provided by (used in)
      operating activities:
      Depreciation and amortization.............................................          10,339            11,376
      Non-cash compensation.....................................................               -             5,279
      Other non cash items......................................................            (311)             (518)
      Changes in operating assets and liabilities:
          Increase in assets....................................................             399             2,354
          Decrease in liabilities...............................................         (21,803)           (7,800)
                                                                                        --------          --------
               Net cash provided by (used in) operating activities..............          (8,633)           11,242
                                                                                        --------          --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Net activity from purchase and sale of property and equipment.................         (16,681)           (8,638)
  Distibutions from equity investments..........................................               -               540
                                                                                        --------          --------
               Net cash used in investing activities............................         (16,681)           (8,098)
                                                                                        --------          --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from (repayments of) debt........................................          24,504            (5,327)
  Equity transactions...........................................................             275             1,650
                                                                                        --------          --------
               Net cash provided by (used in) financing activities..............          24,779            (3,677)
                                                                                        --------          --------

DECREASE IN CASH AND CASH EQUIVALENTS...........................................            (535)             (533)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..................................           2,283             1,850
                                                                                        --------          --------
CASH AND CASH EQUIVALENTS, END OF PERIOD........................................        $  1,748          $  1,317
                                                                                        ========          ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid (received) during the period for:
    Interest....................................................................        $    716          $  1,499
                                                                                        ========          ========
    Taxes.......................................................................        $    561          $ (7,086)
                                                                                        ========          ========

                                   # # # # # #

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       For further information, contact Anne-Marie Kline at 781 830 3478, fax 781 830 3223 or email at amkline@twtr.com.

                                   # # # # # #

Certain statements contained in this press release, including, without limitation, statements containing the words "expects," "anticipates," "believes," "plans," and words of similar import, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and projections are subject to various risks and uncertainties, including risks related to projected inventory turns for the year ending September 30, 2004 of 4 turns, risks related to expectation that improved supply chain initiatives will improve our cash conversion cycle, risks related to projected comparable store sales increases, total revenues and loss per share estimates for the June 30, 2004 quarter, risks associated with management of growth, the risks of economic downturns generally, and in Tweeter's industry specifically, the risks associated with competitive pricing pressure and seasonal fluctuations, the risks associated with the potential failure by Tweeter to anticipate and react to changes in consumer demand and preferences, Tweeter's dependence on key personnel, the risks associated with obtaining financing for our business model, and those risks referred to in Tweeter's Annual Report on Form 10-K filed on December 12, 2003 (copies of which may be accessed through the SEC's web site at http://www.sec.gov), that could cause actual future results and events to differ materially from those currently anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements and financial projections.

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